Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063
Aircastle Announces Second Quarter 2008 Results
Second Quarter Highlights
•	Total revenues of $145.4 million increased by 70.8% over Q2 2007

•	Net income of $35.3 million, or $0.45 per diluted share in Q2 2008, versus $38.1 million, or $0.57 per diluted share in Q2 2007. Adjusted net income[1] of $34.3 million, or $0.44 per diluted share in Q2 2008, versus $26.2 million, or $0.39 per diluted share in Q2 2007.

•	Adjusted net income plus depreciation[1] of $85.9 million, or $1.10 per diluted share grew by 59.1% and 35.8%, respectively over Q2 2007

•	Closed a $786.1 million, seven year term debt facility for a portfolio of 28 aircraft

•	Executed amendment to our Airbus A330 purchase contract to provide greater flexibility and finalized long-term freighter lease commitments for three early delivery positions
Financial Results
Stamford, CT. August 8, 2008 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported second quarter total revenues of $145.4 million and net income of $35.3 million, or $0.45 per diluted share. Income from continuing operations for the second quarter was also $35.3 million, or $0.45 per diluted share.

[1]	Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

“By many measures, the second quarter was our best to date,” said Aircastle CEO Ron Wainshal. “Our cash earnings, or adjusted net income plus depreciation, came in at an annualized rate of $4.40 per share. With $77 million in cash and strong cash flow, we have the flexibility to acquire undervalued assets or repurchase our securities. We remain focused on operational execution and since the end of Q1 2008 we firmed up 16 lease placements and extensions on attractive terms, helping push the weighted average remaining lease term to five and a half years. Portfolio performance remains very strong with fleet utilization of over 99% for the second quarter. Finally, we have built-in growth for the next few years through our Airbus A330 program.”
Second quarter total revenues of $145.4 million increased 70.8% over second quarter 2007. Lease rental revenue was up 76.1%, driven by growth in flight equipment held for lease, and includes $4.1 million of maintenance revenues related to lease expirations during the quarter. This was partially offset by lower interest income on our debt investments of $2.1 million, primarily resulting from the sale of two debt investments during the first quarter of 2008. Income from continuing operations grew 30.1% year over year and again reflects the growth in our flight equipment held for lease and includes a gain of $5.1 million on the sale of aircraft during the second quarter of 2008 offset by $4.1 million of charges related to certain interest rate swap agreements and the write-off of deferred financing costs.
Year to date total revenues were $280.4 million and net income was $67.0 million, or $0.86 per diluted share, increases of 80.7% and 12.4%, respectively over the first six months of 2007. Income from continuing operations for the six months ended June 30, 2008 was also $67.0 million, or $0.86 per diluted share, and included approximately $7.4 million of charges related to certain interest rate swap agreements, a loss on the sale of two debt investments and the write-off of deferred financing costs.
CFO Mike Inglese added, “During the second quarter we completed a $786 million term financing, demonstrating our continued ability to access the capital markets on attractive terms. Additionally, the Company’s strong operating results have allowed us to build our unrestricted cash balance to $77 million at the end of June.”
Aviation Assets
As of June 30, 2008 Aircastle owned aviation assets having a net book value of $4.1 billion, including 135 aircraft.

Owned Aircraft as
of
June 30, 2008(A)
118 Passenger Aircraft	73%
17 Freighter Aircraft	27%
Number of Lessees	58
Number of Countries	30
Weighted Average Remaining Lease Term (years)	5.5

Owned Aircraft as
of
June 30, 2008(A)
Percentage of Aircraft Leased Outside U.S	91%
Percentage of “Latest Generation” Aircraft - Portfolio	86%
Percentage of “Latest Generation” Aircraft - Freighters	92%
Weighted Average Fleet Utilization during Q2 2008	99%

(A)	Calculated using net book value.
During the second quarter, Aircastle acquired two aircraft with an aggregate purchase price of $157.1 million, completing our purchase obligations under the GAIF contract. In addition, we took delivery of a 747-400 converted freighter from Israel Aerospace Industries, which immediately went on long-term lease. Aircastle sold three Boeing 737-500 aircraft during the second quarter and also completed the sale of a Boeing 757-200 during July that had previously been subject to a forward sales agreement.
Additionally, since the end of the second quarter we executed long-term lease commitments for three of our early Airbus A330 freighter delivery positions in 2010. We also amended the Airbus A330 purchase agreement to reduce the overall number of aircraft to be acquired from fifteen to twelve and to change the order to provide a more flexible mix of freighter and passenger aircraft.
Capital Markets Activity
On May 2, 2008, Aircastle announced that two of its subsidiaries entered into and funded a $786.1 million, seven year term debt facility on a portfolio of 28 aircraft. The facility was arranged by Calyon New York Branch acting as Sole Bookrunner with HSH Nordbank AG, New York Branch, KfW Ipex-Bank GmbH and DVB Bank AG acting as Joint Lead Arrangers. Proceeds from the financing were used to repay related outstanding amounts for the aircraft under Aircastle’s existing credit facilities and all 28 aircraft were transferred into the new facility during June 2008. The loans will bear interest on a floating rate basis at a rate of one-month LIBOR plus 1.75%.
Non-GAAP Information
Aircastle discloses certain non-GAAP financial information, which management believes provides a meaningful basis for comparison among present and future periods. The following are non-GAAP measures used in the accompanying financial information:
•	EBITDA

•	Adjusted net income

•	Adjusted net income plus depreciation

We urge you to read the reconciliation of such data to the related GAAP measures appearing later in this release.
Conference Call
In connection with this earnings release, management will host an earnings conference call on Friday, August 8, 2008 at 12:00 P.M. Eastern time. A copy of the earnings release will be posted to the Investors section of the Aircastle Limited website provided below. Presentation slides for the conference call will also be posted to the Investors section of the Aircastle Limited website in advance of the call. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle Second Quarter Earnings Call.”
A webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.
For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Friday, August 15, 2008 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference passcode “57141497.”
About Aircastle Limited
Aircastle Limited is a global company that acquires and leases high-utility commercial jet aircraft to airlines throughout the world. As of August 5, 2008 Aircastle’s aircraft portfolio consisted of 134 aircraft comprising a variety of passenger and freighter aircraft types that were leased to 58 lessees located in 30 countries.
Safe Harbor
     Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell and lease aircraft, issue aircraft lease-backed securities or raise other long-term debt, pay and grow dividends, extend, modify or replace existing financing and increase revenues, earnings and EBITDA. Words such as ”anticipate(s),” ”expect(s),” ”intend(s),” ”plan(s),” “target(s),” “project(s),” “predict(s),” ”believe(s),” “may,” ‘‘will,” ”would,” “could,” ‘‘should,” “seek(s),” “estimate(s)’’ and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, our continued ability to obtain additional capital to finance our working capital needs and our growth and to refinance our short-term debt financings with longer-term debt financings; our ability to acquire aircraft at attractive prices; our ability to find new ways to raise capital, including managing investment funds; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay or maintain dividends; our ability to lease aircraft at favorable rates; an adverse change in the value of our aircraft; the possibility that conditions to closing of certain transactions will not be satisfied; general economic conditions and economic conditions in the markets in which we operate; competitive pressures within the industry and/or markets in which we operate; high fuel prices and other factors affecting the creditworthiness of our airline customers; interest rate fluctuations; margin calls and termination payments on our interest rate hedges; our ability to obtain certain required licenses and approvals; the impact of future terrorist attacks or wars on the airline industry; our concentration of customers, including geographical concentration; and other risks detailed from time to time in Aircastle Limited’s filings with the Securities and Exchange Commission ( the “SEC”), including “Risk Factors” as previously disclosed in Aircastle’s 2007 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	December 31,	June 30,
	2007	2008
		(unaudited)
ASSETS
Cash and cash equivalents	$13,546	$76,947
Accounts receivable	4,957	6,688
Debt investments	113,015	20,664
Restricted cash and cash equivalents	161,317	188,141
Flight equipment held for lease, net of accumulated depreciation of $189,737 and $285,570	3,807,116	4,080,903
Aircraft purchase deposits and progress payments	245,331	82,258
Leasehold improvements, furnishings and equipment, net of accumulated depreciation of $1,335 and $1,709	1,391	1,351
Fair value of derivative assets	—	2,490
Other assets	80,969	57,052

Total assets	$4,427,642	$4,516,494

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings under credit facilities	$798,186	$255,189
Borrowings from securitizations and term debt financings	1,677,736	2,414,367
Accounts payable, accrued expenses and other liabilities	65,967	66,866
Dividends payable	55,004	19,647
Lease rentals received in advance	31,016	26,698
Repurchase agreements	67,744	—
Security deposits	74,661	72,912
Maintenance payments	208,363	244,550
Fair value of derivative liabilities	154,388	99,465

Total liabilities	3,133,065	3,199,694

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 78,574,657 shares issued and outstanding at December 31, 2007; and 78,587,011 shares issued and outstanding at June 30, 2008	786	786

	December 31,	June 30,
	2007	2008
		(unaudited)
Additional paid-in capital	1,468,140	1,470,090
Dividends in excess of earnings	(48,960)	(21,269)
Accumulated other comprehensive loss	(125,389)	(132,807)

Total shareholders’ equity	1,294,577	1,316,800

Total liabilities and shareholders’ equity	$4,427,642	$4,516,494

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
Revenues:
Lease rentals	$81,926	$144,291	$149,284	$277,918
Interest income	2,728	614	5,316	1,905
Other revenue	460	490	519	528

Total revenues	85,114	145,395	155,119	280,351

Expenses:
Depreciation	27,764	51,605	49,398	99,820
Interest, net	19,345	51,319	36,077	92,330
Selling, general and administrative	10,448	11,354	18,944	22,843
Other expense	380	597	761	1,242

Total operating expenses	57,937	114,875	105,180	216,235

Other income:
Gain on sale of aircraft	—	5,126	—	5,126
Other	1,154	1,328	1,154	1,083

Total other income	1,154	6,454	1,154	6,209

Income from continuing operations before income taxes	28,331	36,974	51,093	70,325
Income tax provision	1,173	1,633	3,078	3,347

Income from continuing operations	27,158	35,341	48,015	66,978
Earnings from discontinued operations, net of income taxes	10,910	—	11,594	—

Net income	$38,068	$35,341	$59,609	$66,978

Basic earnings per share:
Income from continuing operations	$0.41	$0.45	$0.77	$0.86
Earnings from discontinued operations, net of income taxes	0.16	—	0.18	—

Net income per share	$0.57	$0.45	$0.95	$0.86

Diluted earnings per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
Income from continuing operations	$0.41	$0.45	$0.77	$0.86
Earnings from discontinued operations, net of income taxes	0.16	—	0.18	—

Net income per share	$0.57	$0.45	$0.95	$0.86

Dividends declared per share	$0.60	$0.25	$1.10	$0.50

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2007	2008
Cash flows from operating activities:
Net income	$59,609	$66,978
Adjustments to reconcile net income to net cash provided by operating activities (inclusive of amounts related to discontinued operations):
Depreciation	50,158	99,712
Amortization of deferred financing costs	3,166	6,787
Amortization of lease premiums and discounts, and other related lease items	(3,493)	(5,216)
Deferred income taxes	(3,109)	2,604
Accretion of purchase discounts on debt investments	(405)	(277)
Non-cash share based payment expense	4,046	3,213
Cash flow hedges reclassified into earnings	(2,110)	595
Ineffective portion of cash flow hedges	(418)	6,027
Gain on sale of flight equipment	(10,219)	(5,126)
Loss on sale of investments	—	245
Other	(1,154)	(918)
Changes in certain assets and liabilities:
Accounts receivable	2,222	(1,731)
Restricted cash and cash equivalents	(22,872)	(26,686)
Other assets	(2,269)	1,318
Accounts payable, accrued expenses and other liabilities	5,187	(2,705)
Payable to affiliates	—	(200)
Lease rentals received in advance	3,604	(4,110)
Security deposits and maintenance payments	67,790	39,110

Net cash provided by operating activities	149,733	179,620

Cash flows from investing activities:
Acquisition and improvement of flight equipment	(1,070,216)	(221,310)
Aircraft purchase deposits and progress payments, net of returned deposits	(88,413)	8,974
Proceeds from sale of flight equipment	34,946	21,366
Purchase of debt investments	(15,251)	—
Proceeds from sale of debt investments	—	65,335
Principal repayments on debt investments	13,372	11,467
Margin call payments on derivatives and repurchase agreements	(5,694)	(296,605)
Margin call receipts on derivatives and repurchase agreements	9,382	330,943
Leasehold improvements, furnishings and equipment	(259)	(334)

Net cash used in investing activities	(1,122,133)	(80,164)

Cash flows from financing activities:
Issuance of common shares in public offerings, net	493,056	—
Issuance, net of repurchases, of common shares to directors and employees	852	(1,263)
Proceeds from securitizations and term debt financings	1,170,000	786,135
Securitization and term debt financing repayments	(10,866)	(49,504)
Restricted cash and cash equivalents related to unreleased securitization and credit facility borrowings	(500,565)	(138)
Deferred financing costs	(11,552)	(17,568)
Credit facility borrowings	1,009,779	482,723
Credit facility repayments	(1,112,902)	(1,025,720)
Proceeds from terminated cash flow hedges	8,936	—
Payments for terminated cash flow hedges	—	(68,332)
Proceeds from repurchase agreements	894	—
Principal repayments on repurchase agreements	(9,425)	(67,744)
Dividends paid	(56,211)	(74,644)

Net cash provided by (used in) financing activities	981,996	(36,055)

Net increase in cash and cash equivalents	9,596	63,401

	Six Months Ended
	June 30,
	2007	2008
Cash flows from operating activities:
Cash and cash equivalents at beginning of period	58,118	13,546

Cash and cash equivalents at end of period	$67,714	$76,947

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2007	2008	Increase	2007	2008	Increase

Revenues	$85,114	$145,395	70.8%	$155,119	$280,351	80.7%

Annualized month end lease rental run rate at period end	$379,016	$546,020	44.1%	$379,016	$546,020	44.1%

EBITDA	$73,667	$137,396	86.5%	$133,136	$257,327	93.3%

Adjusted net income	$26,235	$34,309	30.8%	$47,818	$69,210	44.7%
Basic earnings per share	$0.39	$0.44	12.8%	$0.76	$0.89	17.1%
Diluted earnings per share	$0.39	$0.44	12.8%	$0.76	$0.89	17.1%

Adjusted net income plus depreciation	$53,999	$85,914	59.1%	$97,977	$169,030	72.5%
Basic earnings per share	$0.81	$1.11	37.0%	$1.56	$2.17	39.1%
Diluted earnings per share	$0.81	$1.10	35.8%	$1.56	$2.17	39.1%

Basic shares outstanding	66,554	77,743	16.8%	62,730	77,732	23.9%
Diluted shares outstanding	66,823	77,826	16.5%	62,958	77,788	23.6%
Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
Net income	$38,068	$35,341	$59,609	$66,978
Depreciation	27,764	51,605	49,398	99,820
Amortization of lease premiums (discounts)	(1,773)	(2,502)	(3,432)	(5,148)
Interest, net	19,345	51,319	36,077	92,330
Income tax provision	1,173	1,633	3,078	3,347
Earnings from discontinued operations, net of income taxes	(10,910)	—	(11,594)	—

EBITDA	$73,667	$137,396	$133,136	$257,327

We define EBITDA as income from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance. Using EBITDA assists us in comparing our operating performance on a consistent basis by removing the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income plus Depreciation Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
Net income	$38,068	$35,341	$59,609	$66,978
Ineffective portion and termination of cash flow hedges(1)	(460)	4,011	(418)	7,030
Write-off of deferred financing fees(1)	—	813	—	813
Mark to market and termination of interest rate swaps(2)	(1,154)	(730)	(1,154)	(730)
Loss on sale of debt investments(2)	—	—	—	245
Gain on sale of flight equipment(3)	(10,219)	(5,126)	(10,219)	(5,126)

Adjusted net income	26,235	34,309	47,818	69,210

Depreciation	27,764	51,605	49,398	99,820
Depreciation included in discontinued operations	—	—	761	—

Adjusted net income plus depreciation	$53,999	$85,914	$97,977	$169,030

(1)	Included in Interest, net

(2)	Included in Other income

(3)	2008 amounts included in Other income; 2007 amounts included in Discontinued Operations
We adjust net income for ineffective portion and termination of cash flow hedges, write-off of deferred financing fees, mark to market and termination of interest rate swaps, loss on sale of debt investments and gain on sale of flight equipment. We use adjusted net income to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance net of non-recurring items.
We use adjusted net income plus depreciation to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance on an operating cash flow basis after taking into account interest expense on our outstanding indebtedness.